EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.0001 per share, of Camping World Holdings, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2018.

CRESTVIEW PARTNERS II GP, L.P.

By: Crestview, L.L.C., its general partner

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer

CVRV ACQUISITION LLC

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer

CVRV ACQUISITION II LLC

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer

CRESTVIEW ADVISORS, L.L.C.

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer